                                                                    Exhibit 10.2


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                         PLEDGE AND GUARANTEE AGREEMENT

                                       by

                           HOMEBASE ACQUISITION, LLC,
                                   as Pledgor,

                          CITICORP NORTH AMERICA, INC.,
                               as Collateral Agent
                     for the First Priority Secured Parties,

                                       and

                             WELLS FARGO BANK, N.A.,
                           as Collateral Agent for the
                         Second Priority Secured Parties

                         ------------------------------

                           Dated as of April 14, 2004

================================================================================

                                TABLE OF CONTENTS

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SECTION 1.   Certain Definitions.................................................   2
SECTION 2.   Non-Recourse Guarantee of First Priority Secured Obligations........   5
SECTION 3.   Non-Recourse Guarantee of Second Priority Secured Obligations.......   6
SECTION 4.   Pledge for First Priority Secured Obligations.......................   7
SECTION 5.   Pledge for Second Priority Secured Obligations......................   7
SECTION 6.   Delivery of the Pledged Stock.......................................   7
SECTION 7.   Representations, Warranties and Covenants...........................   8
SECTION 8.   Registration in Nominee Name; Denominations.........................   8
SECTION 9.   Voting Rights; Dividends and Interest, etc..........................   9
SECTION 10.  Establishment of Collateral Account.................................  10
SECTION 11.  Remedies upon Default...............................................  11
SECTION 12.  Application of Proceeds.............................................  13
SECTION 13.  Applicable Collateral Agent's Calculations..........................  14
SECTION 14.  Collateral Agents Appointed Attorneys-in-Fact.......................  14
SECTION 15.  Intercreditor Matters...............................................  15
SECTION 16.  Waivers; Amendment..................................................  20
SECTION 17.  Securities Act, etc.................................................  21
SECTION 18.  Registration, etc...................................................  22
SECTION 19.  Termination or Release..............................................  22
SECTION 20.  Notices.............................................................  23
SECTION 21.  Further Assurances..................................................  25
SECTION 22.  Survival of Agreement; Severability.................................  25

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                                                                                  Page
                                                                                  ----
SECTION 23.  GOVERNING LAW.......................................................  26
SECTION 24.  Counterparts........................................................  26
SECTION 25.  Rules of Interpretation.............................................  26
SECTION 26.  Jurisdiction; Consent to Service of Process.........................  26
SECTION 27.  WAIVER OF JURY TRIAL................................................  26
SECTION 28.  Execution of Financing Statements...................................  27
SECTION 29.  Resignation of the Second Priority Collateral Agent.................  27

                                    SCHEDULES

Schedule I    Subsidiaries
Schedule II   Pledged Stock

                         PLEDGE AND GUARANTEE AGREEMENT

            PLEDGE AND GUARANTEE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of April 14, 2004, among HOMEBASE ACQUISITION, LLC, a Delaware limited liability company ("Pledgor"), CITICORP NORTH AMERICA, INC., as collateral agent (in such capacity, and together with any successors in such capacity, the "First Priority Collateral Agent") for the First Priority Secured Parties (as defined below), and WELLS FARGO BANK, N.A., as collateral agent (in such capacity, and together with any successors in such capacity, the "Second Priority Collateral Agent") for the Second Priority Secured Parties (as defined below).

                                 R E C I T A L S

            A. Pledgor, Consolidated Communications Texas Holdings, Inc. ("CCI Texas Holdings"), a Delaware corporation, Consolidated Communications Illinois Holdings, Inc. ("CCI Illinois Holdings"), a Delaware corporation, Consolidated Communications, Inc. (the "CCI Borrower"), an Illinois corporation, Consolidated Communications Acquisition Texas, Inc. (the "CCI Texas Borrower" and, together with the CCI Borrower, the "Borrowers"), Citicorp North America, Inc., as Administrative Agent, Credit Suisse First Boston ("CSFB") and Deutsche Bank Securities Inc., as Co-Syndication Agents, CSFB and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Lead Bookrunners, CoBank, ACB, as documentation agent, and the lending institutions from time to time party thereto (in their capacities as lenders, the "Lenders") have, in connection with the execution and delivery of this Agreement, entered into that certain credit agreement, dated as of April 14, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of Loans (as defined in the Credit Agreement) to the Borrowers and the issuance of and participations in Letters of Credit (as defined in the Credit Agreement) for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

            B. Pledgor, CCI Texas Holdings, CCI Illinois Holdings and Wells Fargo Bank, N.A., as trustee, have entered into the Indenture (the "Indenture"), dated as of April 14, 2004, providing for the issuance of the Notes (as defined in the Indenture), pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

            C. Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement, the Indenture and the Notes and is, therefore, willing to enter into this Agreement.

            D. The First Priority Collateral Agent and the Second Priority Collateral Agent wish to enter into this Agreement in order to, among other things, establish the relative priority of their respective Liens on the Collateral.

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor, the First Priority Collateral Agent and the Second Priority Collateral Agent hereby agree as follows:

            SECTION 1. Certain Definitions. Capitalized terms used without definition herein shall have the meanings given such terms by the UCC. Additionally, the following terms shall have the following meanings for purposes of this Agreement:

            "Applicable Collateral Agent" shall mean, prior to the Discharge of First Priority Secured Obligations, the First Priority Collateral Agent and, following the Discharge of First Priority Secured Obligations, the Second Priority Collateral Agent.

            "Bankruptcy Code" shall mean Title 11 of the United States Code, as now constituted or hereafter amended.

            "Collateral" means (a) all the Equity Interests of CCI Illinois Holdings and CCI Texas Holdings now owned or hereafter acquired by Pledgor (the "Pledged Stock"), (b) subject to Section 9, all payments of capital or dividends, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the Pledged Stock, (c) the Collateral Account and all Collateral Account Funds, (d) subject to Section 9, all rights and privileges of the Pledgor with respect to the securities and other property referred to clauses
(a), (b) and (c) above, and (e) all proceeds of any and all of the foregoing. For the avoidance of doubt, the Collateral shall not include any cash dividends paid to Pledgor in compliance with Section 6.07 of the Credit Agreement and
Section 4.09 of the Indenture.

            "Collateral Account" shall mean that collateral account established pursuant to Section 10 of this Agreement.

            "Collateral Account Funds" shall mean, collectively, the following from time to time on deposit in the Collateral Account: all funds, investments (including, without limitation, all Permitted Investments or Temporary Cash Investments) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Applicable Collateral Agent for or on behalf of Pledgor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

            "Control" shall mean (i) in the case of a Deposit Account, "control," as such term is defined in Section 9-104 of the UCC and (ii) in the case of a Security Entitlement, "control," as such term is defined in Section 8-106(d) of the UCC.

            "Control Agreement" shall mean an agreement in form and substance acceptable to the Applicable Collateral Agent for the purpose of effecting Control with respect to the Collateral Account and any Collateral Account Funds.

            "Discharge of First Priority Secured Obligations" shall mean the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute First Priority Secured Obligations, (ii) payment in full in cash of all First Priority Secured Obligations,

(iii) termination, cancellation or cash collateralization of all outstanding Letters of Credit (as defined in the Credit Agreement) constituting First Priority Secured Obligations.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

            "Event of Default" shall mean an Event of Default as defined in either the Credit Agreement or the Indenture.

            "FCC" means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations thereunder.

            "First Priority Secured Obligations" means (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans made to either Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to or LC Disbursements (as defined in the Credit Agreement) made pursuant to Letters of Credit issued for the account of either Borrower and all other obligations and liabilities of any Loan Party (as defined in the Credit Agreement) to any Agent (as defined in the Credit Agreement), the Issuing Bank (as defined in the Credit Agreement) or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Loan Document (as defined in the Credit Agreement) or any other document made, delivered or given in connection therewith, whether on account of principal, interest, fees, indemnities, costs or expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel), or otherwise, and
(b) the due and punctual payment and performance by each Loan Party under each Hedging Agreement (as defined in the Credit Agreement) relating to the Loans entered into with any counterparty that was a Lender or an Affiliate (as defined in the Credit Agreement) of a Lender at the time such Hedging Agreement was entered into.

            "First Priority Secured Parties" means the "Secured Parties" as defined in the Security Agreement, dated as of April 14, 2004, by and among CCI Illinois Holdings, CCI Texas Holdings, the Borrowers, the other Grantors named therein and the First Priority Collateral Agent.

            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body, including any central bank, including, without limitation, the Federal Communications Commission, the Texas Public Utilities Commission and the Illinois Commerce Commission.

            "Person" means any natural person, corporation, trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

            "Proceeding" shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

            "PUC" means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications System or over Persons who own, construct or operate a Telecommunications System, including without limitation, the Illinois Commerce Commission and the Public Utility Commission of Texas, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

            "Requirement of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

            "Second Priority Secured Obligations" means the unpaid principal of and interest on (including (i) Additional Interest (as defined in the Registration Rights Agreement (as defined in the Indenture)), (ii) interest accruing after the maturity of the Notes and (iii) interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to CCI Illinois Holdings or CCI Texas Holdings, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes (including Additional Notes (as defined in the Indenture), if any) and all other obligations of CCI Illinois Holdings or CCI Texas Holdings to the Trustee, the holders of Notes or the Second Priority Collateral Agent which may arise under, out of or in connection with this Agreement or the Indenture, in each case, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred.

            "Second Priority Secured Parties" means the Trustee, each holder of a Note from time to time and the Second Priority Collateral Agent.

            "Secured Obligations" means collectively, the First Priority Secured Obligations and the Second Priority Secured Obligations.

            "Secured Parties" means, collectively, the First Priority Secured Parties and the Second Priority Secured Parties.

            "Telecommunications System" means a telephone, long distance, internet, data services, video and satellite services, wireless telecommunications, telephone directories, fiber and cable leasing, telecommunications equipment, including hand sets, rental, leasing, installation, selling or maintenance system or business and shall include a microwave system or a pag-ing system operated in connection with (and in the same general service area as) any of the foregoing systems, and businesses related thereto.

            "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interests granted hereunder in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

            SECTION 2. Non-Recourse Guarantee of First Priority Secured Obligations. Pledgor agrees as follows:

            (a) Pledgor hereby guarantees to the First Priority Secured Parties the prompt payment in full when due of the First Priority Secured Obligations.

            (b) The guarantee hereunder is a continuing guarantee, and shall apply to all First Priority Secured Obligations whenever arising.

            (c) The guarantee hereunder is without recourse to anything other than the Collateral and Pledgor shall have no obligation to the First Priority Secured Parties to pay any First Priority Secured Obligation other than with the Collateral.

            (d) Except as provided in clause (c) above, the obligations of Pledgor hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Loan Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the First Priority Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this agreement that the obligations of Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Pledgor hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to Pledgor, the time for any performance of or compliance with any of the First Priority Secured Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted (other than a Discharge of First Priority Secured Obligations);

            (iii) the maturity of any of the First Priority Secured Obligations shall be accelerated, or any of the First Priority Secured Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the First Priority Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of any First Priority Secured Party as security for any of the First Priority Secured Obligations shall fail to be perfected.

            (e) The Pledgor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the First Priority Collateral Agent or any other First Priority Secured Party exhaust any right, power or remedy or proceed against the Borrowers under the Credit Agreement or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the First Priority Secured Obligations.

            SECTION 3. Non-Recourse Guarantee of Second Priority Secured Obligations. Pledgor agrees as follows:

            (a) Pledgor hereby guarantees to the Second Priority Secured Parties the prompt payment in full when due of the Second Priority Secured Obligations.

            (b) The guarantee hereunder is a continuing guarantee, and shall apply to all Second Priority Secured Obligations whenever arising.

            (c) The guarantee hereunder is without recourse to anything other than the Collateral and Pledgor shall have no obligation to the Second Priority Secured Parties to pay any Second Priority Secured Obligation other than with the remaining Collateral after Discharge of First Priority Secured Obligations.

            (d) Except as provided in clause (c) above, the obligations of Pledgor hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Indenture or the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Second Priority Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this agreement that the obligations of Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Pledgor hereunder, which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to Pledgor, the time for any performance of or compliance with any of the Second Priority Secured Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of the Indenture or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted (other than a satisfaction and discharge of the Indenture in accordance with its terms);

            (iii) the maturity of any of the Second Priority Secured Obligations shall be accelerated, or any of the Second Priority Secured Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the Indenture or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Second Priority Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of any Second Priority Secured Party as security for any of the Second Priority Secured Obligations shall fail to be perfected.

            (e) Pledgor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the First Priority Collateral Agent or any other First Priority Secured Party exhaust any right, power or remedy or proceed against CCI Illinois Holdings or CCI Texas Holdings under the Indenture or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Second Priority Secured Obligations.

            SECTION 4. Pledge for First Priority Secured Obligations. As security for the payment and performance, as the case may be, in full of the First Priority Secured Obligations, Pledgor hereby grants to the First Priority Collateral Agent, for the ratable benefit of the First Priority Secured Parties, a first priority security interest in all of Pledgor's right, title and interest in, to and under the Collateral.

            SECTION 5. Pledge for Second Priority Secured Obligations. As security for the payment and performance, as the case may be, in full of the Second Priority Secured Obligations, Pledgor hereby grants to the Second Priority Collateral Agent, for the ratable benefit of the Second Priority Secured Parties, a second priority security interest in all of Pledgor's right, title and interest in, to and under the Collateral; provided that the Lien granted pursuant to this Section 5 shall be subject and subordinate to the Lien granted to secure the First Priority Secured Obligations pursuant to the immediately preceding clause and further subject to the provisions of Section 15.

            SECTION 6. Delivery of the Pledged Stock. (a) Pledgor agrees to promptly deliver or cause to be delivered to the Applicable Collateral Agent any and all Pledged Stock.

            (b) Pledgor shall cause all Equity Interests now or hereafter acquired by it constituting Pledged Stock to be certificated.

            SECTION 7. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the First Priority Collateral Agent and the Second Priority Collateral Agent that:

            (a)   the Pledged Stock represents that percentage as set forth on
      Schedule II of the issued and outstanding shares of each class of the capital stock or other Equity Interests of the issuer with respect thereto;

            (b)   except for the security interest granted hereunder, Pledgor
      (i) is the direct owner, beneficially and of record, of the Pledged Stock indicated on Schedule II, (ii) holds the same free and clear of all Liens,
      (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 9, will cause any and all Pledged Stock, whether for value paid by Pledgor or otherwise, to be forthwith deposited with the Applicable Collateral Agent and pledged or assigned hereunder;

            (c) Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

            (d) by virtue of the execution and delivery by Pledgor of this Agreement, when the Pledged Stock, certificates or other documents representing or evidencing the Collateral are delivered to the Applicable Collateral Agent in accordance with this Agreement, the First Priority Collateral Agent will obtain a valid and perfected first priority lien upon and security interest in such Pledged Stock under New York law as security for the payment and performance of the First Priority Secured Obligations and the Second Priority Collateral Agent will obtain a valid and perfected second priority lien upon and security interest in such Pledged Stock under New York law as security for the payment and performance of the Second Priority Secured Obligations;

            (e) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable; and

            (f) all information set forth herein relating to the Pledged Stock is accurate and complete in all material respects as of the date hereof.

            SECTION 8. Registration in Nominee Name; Denominations. The Applicable Collateral Agent, in its capacity as such, shall have the right (in its sole and absolute discretion) to hold the Pledged Stock in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Applicable Collateral Agent; provided that the Applicable Collateral Agent shall not exercise any such right without the prior consent of Pledgor in the event an Event of Default is not continuing. During the continuance of any Event of Default, Pledgor will promptly give to the Applicable Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of Pledgor. During the continuance of any Event of Default, the Applicable Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Stock for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

            SECTION 9. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

            (i) Pledgor shall have the right to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Stock or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement, the other Loan Documents, the Indenture or the Notes; provided, however, that Pledgor will not be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement, any other Loan Document, the Indenture or the Notes or the ability of the applicable Secured Parties to exercise the same;

            (ii) The Applicable Collateral Agent shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, all such proxies, powers of attorney and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

            (iii) Subject to the next sentence, Pledgor shall be entitled to receive and retain, free and clear from the liens granted hereby, any and all cash dividends, interest, principal and other amounts paid on the Pledged Stock to the extent and only to the extent that such cash dividends, interest, principal and other amounts are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, the Indenture, the Notes and applicable laws. All noncash dividends, interest, principal and other amounts, and all dividends, interest, principal and other amounts paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Stock, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Stock or received in exchange for Pledged Stock or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by Pledgor, shall be forthwith delivered to the Applicable Collateral Agent in the same form as so received (with any necessary endorsement).

            (b) Following any acceleration of all or part of the Secured Obligations, all rights of Pledgor to dividends, interest, principal or other amounts that Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Applicable Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other amounts. All dividends, interest, principal or other amounts received by Pledgor contrary to the provisions of this Section 9 shall be held in trust for the benefit of the Applicable Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Applicable Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Applicable Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Applicable Collateral Agent in the Collateral Account established pursuant to Section 10 and shall be applied in accordance with the provisions of Section 12.

            (c) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 9, and the obligations of the Applicable Collateral Agent under paragraph
(a)(ii) of this Section 9, shall cease, and all such rights shall thereupon become vested in the Applicable Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. After all Events of Default have been cured or waived, Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

            SECTION 10. Establishment of Collateral Account. The Applicable Collateral Agent is hereby authorized to establish and maintain at its office, in the name of the Applicable Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated "Homebase Acquisition, LLC Collateral Account." Pledgor shall deposit into the Collateral Account from time to time all amounts required to be deposited in the Collateral Account by
Section 9.

            The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as hereinafter provided.

            Amounts on deposit in the Collateral Account shall be invested from time to time in, prior to the Discharge of First Priority Secured Obligations, Permitted Investments (as defined in the Credit Agreement) and following the Discharge of First Priority Secured Obligations, Temporary Cash Investments (as defined in the Indenture), as the Applicable Collateral Agent shall determine, which Permitted Investments or Temporary Cash Investments shall be held in the name and be under the control of the Applicable Collateral Agent (or any subagent); provided, that at any time after the occurrence and during the continuance of an Event of Default, the Applicable Collateral Agent may, in its discretion, at any time and from time to time elect to liquidate any such Permitted Investments or Temporary Cash Investments, as the case may be, and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 12.

            SECTION 11. Remedies upon Default. (a) Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Applicable Collateral Agent may sell or otherwise dispose of the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Applicable Collateral Agent shall deem appropriate; provided that any disposition of Collateral by private sale be deemed to have been made in a commercially reasonable manner. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and, to the extent permitted by applicable law, Pledgor hereby waives all rights of redemption, stay, valuation and appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

            (b) The Applicable Collateral Agent shall give Pledgor ten (10) Business Days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions (the "UCC")) of the Applicable Collateral Agent's intention to make any sale or other disposition of Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Applicable Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Applicable Collateral Agent may (in its sole and absolute discretion) determine. The Applicable Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Applicable Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Applicable Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Applicable Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 11, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Secured Obligation then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor therefor; provided that the

Applicable Collateral Agent shall not be required to accept any such bid if it concludes that doing so would be inconsistent with Section 12 or Section 14. For purposes hereof, (i) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (ii) the Applicable Collateral Agent shall be free to carry out such sale pursuant to such agreement and (iii) Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Applicable Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Applicable Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

            (c) Notwithstanding anything to the contrary in this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise or relinquishment of any right to vote or consent with respect to, any of the Collateral by the Applicable Collateral Agent shall, to the extent required, be in conformance with Sections 214 and 310(d) of the Communications Act of 1934, as amended, and the applicable rules and regulations thereunder, and, if and only to the extent required thereby, subject to the prior approval or notice to and non-opposition of the FCC or any PUC.

            (d) If an Event of Default shall have occurred and be continuing, Pledgor shall take any action which the Applicable Collateral Agent may reasonably request in order to transfer or assign, or both, to the Applicable Collateral Agent, or to such one or more third parties as the Applicable Collateral Agent may designate, or to a combination of the foregoing, any Pledged Securities, subject to the prior approval of the FCC or any PUC, if required. The Applicable Collateral Agent is empowered, to the extent permitted by applicable Requirements of Law, to request the appointment of a receiver from any court of competent jurisdiction. Such receiver may be instructed by any Secured Party to seek from the FCC or any PUC consent to an involuntary transfer of control of Pledgor or assignment, or both, of the Pledged Securities. Pledgor hereby agrees to authorize such an involuntary transfer of control or assignment, or both, upon the request of the receiver so appointed and, if Pledgor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, Pledgor agrees to use its best efforts to assist in obtaining approval of the FCC or any PUC and any other state regulatory bodies, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC or any PUC and any other state regulatory bodies of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Collateral or other authorization or transfer of control necessary or appropriate under the rules and regulations of the FCC or PUC or any other state regulatory body for approval or non-opposition of the transfer or assignment of any portion of the Collateral, together with any FCC or PUC license, permit, certificate or other authorization.

            (e) Pledgor acknowledges that the assignment or transfer of the Collateral is integral to Secured Parties' ability to realize the value of the Collateral, that there is no adequate remedy at law for failure by Pledgor to comply with the provisions of this
Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees, without limiting the right of the Collateral Agent to seek and obtain specific performance of other obligations of the Pledgors contained in this Agreement, that the agreements contained in this Section 11 may be specifically enforced.

            SECTION 12. Application of Proceeds. All Proceeds received by the Applicable Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Applicable Collateral Agent of its remedies, together with any other moneys then held by the Applicable Collateral Agent in the Collateral Account shall, to the extent available for distribution (it being understood that the Applicable Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 12), be distributed by the Applicable Collateral Agent on each Distribution Date in the following order of priority:

            First: to the First Priority Collateral Agent for any unpaid fees and expenses owed to the First Priority Collateral Agent under the Credit Agreement, the Indenture or any Loan Document or incurred in connection with the performance of this Agreement ("Collateral Agent Fees");

            Second: without duplication of amounts applied pursuant to clause First above, to any other Secured Party which has theretofore advanced or paid any Collateral Agent Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

            Third: without duplication of the amounts applied pursuant to clause First and Second above, to any Secured Party which has theretofore advanced or paid any Collateral Agent Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Collateral Agent Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

            Fourth: without duplication of the amounts applied pursuant to clauses First, Second and Third above, to the First Priority Secured Parties, in an amount equal to all unpaid First Priority Obligations, whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such First Priority Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

            Fifth: without duplication of the amounts applied pursuant to clauses First though Fourth above, to the Second Priority Collateral Agent for any unpaid fees and expenses owed to the Second Priority Collateral Agent under the Indenture or incurred in connection with the performance of this Agreement

            Sixth: without duplication of the amounts applied pursuant to clauses First through Fifth above, to the Second Priority Secured Parties, in an amount equal to all unpaid Second Priority Obligations, whether or not then due and payable, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Second Priority Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

            Seventh: without duplication of the amounts applied pursuant to clauses First through Sixth above, any surplus then remaining shall be paid to Pledgor or its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

            SECTION 13. Applicable Collateral Agent's Calculations. In making the determinations and allocations required by Section 12, the Applicable Collateral Agent may conclusively rely upon information supplied by the Administrative Agent or any Secured Party as to the amounts of unpaid principal and interest and other amounts outstanding with respect to any Secured Obligations, and the Applicable Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent Pledgor from contesting any amounts claimed by any Secured Party in any information so supplied. The Applicable Collateral Agent shall supply copies of any final calculations received to Pledgor promptly upon receipt thereof. In addition, for purposes of making the allocations required by Section 12 with respect to any amount that is denominated in any currency other than Dollars, the Applicable Collateral Agent shall, on the applicable Distribution Date, convert such amount into an amount of Dollars based upon the relevant Exchange Rate as of a recent date specified by the Applicable Collateral Agent in its reasonable discretion. All distributions made by the Applicable Collateral Agent pursuant to Section 3.01 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Applicable Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it for distribution to any First Priority Secured Obligations or to the Trustee of any amounts distributed to it for distribution to any Second Priority Secured Creditors.

            SECTION 14. Collateral Agents Appointed Attorneys-in-Fact. Pledgor hereby appoints each of the First Priority Collateral Agent and the Second Priority Collateral Agent as its attorneys-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that either of them may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, provided that (i) the First Priority Collateral Agent and the Second Priority Collateral Agent shall only take any action pursuant to such appointments upon the occurrence and during the continuation of an Event of Default and (ii) unless it is the Applicable Col-lateral Agent at such time, the Second Priority Collateral Agent shall not take any such action pursuant to such appointment without the consent of the First Priority Collateral Agent. Without limiting the generality of the foregoing, the Applicable Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Applicable Collateral Agent's name or in the name of Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Applicable Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Applicable Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. Neither the Applicable Collateral Agent nor its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            SECTION 15. Intercreditor Matters. (a) The Second Priority Collateral Agent hereby appoints the First Priority Collateral Agent as its agent with power and authority to accept, hold, administer and enforce, for the benefit of the Second Priority Secured Parties, all interests, rights and remedies under any and all (i) Collateral in which the security interest is perfected by possession by the First Priority Collateral Agent and (ii) Investment Property with respect to which the First Priority Collateral Agent is the registered owner. Upon the Discharge of First Priority Secured Obligations, the First Priority Collateral Agent shall deliver all Collateral (including any amounts then remaining in the Collateral Account) in its possession to the Second Priority Collateral Agent.

            (b) The First Priority Collateral Agent hereby acknowledges with respect to any existing and future Collateral which it holds in its possession that it also holds such Collateral for the Second Priority Collateral Agent.

            (c) Notwithstanding anything to the contrary contained herein, the Second Priority Collateral Agent covenants, on behalf of each Second Priority Secured Party, that it shall not exercise any rights or remedies under this Agreement until following the Discharge of First Priority Secured Obligations and agrees that the First Priority Collateral Agent, in its capacity as the Applicable Collateral Agent, shall not be required to exercise any remedy on behalf of or at the direction of any Second Priority Secured Party and that the only rights of the Second Priority Secured Parties is for the Second Priority Secured Obligations to be secured by a Lien on the Collateral, and to receive proceeds to the extent provided in Section 12.

            (d) All of the First Priority Secured Obligations shall be deemed to have been made or incurred in reliance upon the provisions of this Section 15 and the Second Priority Col-lateral Agent, on behalf of each Second Priority Secured Party, expressly waives
(i) notice of acceptance by any Second Priority Secured Party of this Agreement,
(ii) notice of the existence or creation or non-payment of all or any part of the First Priority Secured Obligations, (iii) all diligence in collection or protection of or realization upon all or any part of the First Priority Secured obligations or any other security therefor and any requirement that the First Priority Collateral Agent or any other First Priority Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party.

            (e) The Second Priority Collateral Agent, on behalf of each Second Priority Secured Party, hereby agrees and consents that the First Priority Secured Parties may, at any time and from time to time, in their sole discretion, without the consent of or notice to any Second Priority Secured Party (except to the extent such notice is specifically required pursuant to the provisions of this Agreement or under any mandatory provision of applicable law), without incurring responsibility to any Second Priority Secured Party, and without impairing or releasing the subordination provided for herein or the obligations of any Second Priority Secured Party to the First Priority Secured Parties hereunder, amend, restate, supplement or otherwise modify the Credit Agreement, any Loan Document or any Hedging Agreement in any way whatsoever, including, without limitation, the following: (i) shorten the final maturity of all or any part of the First Priority Secured Obligations, (ii) modify the amortization of the principal amount of all or any part of the First Priority Secured Obligations, (iii) increase the principal amount of the First Priority Security Obligations, or otherwise provide for additional advances, (iv) raise the standard or default per annum interest rates applicable to all or any part of the First Priority Secured Obligations, (v) impose any additional fees or penalties upon any Loan Party or increase the amount of or rate for any fees or penalties provided for in the Credit Agreement, Loan Documents or any Hedging Agreement, (vi) retain or obtain a Lien on any property to secure any of the First Priority Secured Obligations, (vii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the First Priority Secured Obligations or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the First Priority Secured Obligations or any of the Credit Agreement, the Loan Documents or any Hedging Agreement, (viii) retain or obtain the primary or secondary obligation of any other Person with respect to any of the First Priority Secured Obligations, (x) release any Person liable in any manner under or in respect of First Priority Secured Obligations or release or compromise any obligation of any nature of any Person with respect to any of the First Priority Secured Obligations, (x) sell, exchange, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the First Priority Secured Obligations,
(xi) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any First Priority Secured Obligations, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property, (xii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the First Priority Secured Obligations, (xiii) apply any sums from time to time received to the First Priority Secured Obligations in such manner such as such Person shall determine and (xvi) otherwise manage and supervise the First Priority Secured Obligations in accordance with such Person's usual practices, modified from time to time as such Person deems appropriate under the circumstances.

            (f)   In the event of any Proceeding involving Pledgor:

            (i) Except as otherwise specifically permitted in this Section 15(d), until the First Priority Secured Obligations have been paid in full in cash, neither the Second Priority Collateral Agent nor any other Second Lien Secured Party shall assert, without the written consent of the First Priority Collateral Agent, any claim, motion, objection or argument in respect of the Collateral in connection with such Proceeding which could otherwise be asserted or raised in connection with such Proceeding by the Second Priority Secured Parties as secured creditors of Pledgor. Without limiting the generality of the foregoing, the Second Priority Collateral Agent, on behalf of each Second Priority Secured Party, agrees that the Second Priority Secured Party will (i) not object to or oppose a sale or other disposition of any Collateral free and clear of Liens or other claims of the Second Priority Secured Parties under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or any other law applicable to such Proceeding if the Second Priority Collateral Agent has consented to such sale or disposition and the respective interests of the Second Priority Secured Parties attach to the proceeds thereof, subject in any event to the provisions hereof, (ii) turn over to the First Priority Collateral Agent for the pro rata benefit of the First Priority Secured Parties any "adequate protection" of their interest in any Collateral that they receive in any Proceeding to the extent necessary to pay the First Priority Secured Obligations owed to the First Priority Secured Parties and (iii) not seek to have the automatic stay lifted with respect to any Collateral, to appoint a Chapter 11 trustee under Section 1104 of the Bankruptcy Code or to convert or dismiss such Proceeding under
      Section 1112 of the Bankruptcy Code, in each case without the prior written consent of the First Priority Collateral Agent; provided that if the First Priority Collateral Agent seeks such aforementioned relief, the Second Priority Secured Parties shall join in any such motion or application seeking such relief.

            (ii) The First Priority Collateral Agent, on behalf of the First Priority Secured Parties, and the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, each agrees not to, directly or indirectly, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest (A) the validity, perfection, priority or enforceability of any Lien held by (x) the First Priority Collateral Agent to secure the payment, performance or observance of all or any part of the First Priority Secured Obligations or (y) the Second Priority Collateral Agent to secure the payment, performance or observance of all or part of the Second Priority Secured Obligations, (ii) the rights of the Applicable Collateral Agent under this Agreement with respect to any such Lien, or (iii) the validity or enforceability of this Agreement, the Credit Agreement, any other Loan Document, the Indenture or any Note; provided that nothing in this Section 15 is intended or shall be deemed or construed to limit in any way the ability of the parties hereto to enforce all of the terms and provisions of this Agreement.

            (iii) Subject to the limitations set forth in this Agreement, the First Priority Collateral Agent and the Second Priority Collateral Agent may file proofs of claim and other pleadings and motions with respect to any First Priority Secured Obligations, Sec-ond Priority Secured Obligations or the Collateral in any Proceeding. If a proper proof of claim has not been filed by the Second Priority Collateral Agent in the form required in such Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the Applicable Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Priority Secured Parties with respect to any of the Second Priority Secured Obligations or any of the Collateral. In furtherance of the foregoing, the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, hereby appoints the First Priority Collateral Agent, for so long as it is the Applicable Collateral Agent, as its attorney-in-fact, with full authority in the place and stead of the Second Priority Collateral Agent and full power of substitution and in the name of the Second Priority Collateral Agent or otherwise, to execute and deliver any document or instrument that the Second Priority Collateral Agent is required or permitted to deliver pursuant to this clause (e), such appointment being coupled with an interest and irrevocable.

            (iv) The Second Priority Collateral Agent shall execute and deliver to the Applicable Collateral Agent all such instruments and other documentation confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by the Applicable Collateral Agent to enforce such claims and carry out the intent of this Section 15.

            (v) To the extent that any First Priority Secured Party receives payments (whether in cash, property or securities) on the First Priority Secured Obligations or proceeds of the Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the First Priority Secured Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such First Lien Secured Party.

            (vi) Notwithstanding any other provision of this Section 15, (i) the Second Priority Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Collateral, if any, and (ii) the Second Priority Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement and necessary to preserve their rights, in accordance with the terms of this Agreement, with respect to the Second Priority Secured Obligations and the Collateral; provided that notice of intent to take any such action shall be given by the Second Priority Secured Parties to the First Priority Collateral Agent not less than the earlier of (x) ten business days prior to the taking of such action and (y) five business days less than the number of days available by order of any applicable bankruptcy court in which to file a claim.

            (g) In the event that any proceeds of Collateral are received by any Second Priority Secured Party for application to the Second Priority Secured Obligations in contravention of Section 12, any such proceeds shall be received and held in trust for the First Priority Secured Parties and shall be paid over or delivered in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to the First Priority Collateral Agent for the benefit of the First Priority Secured Parties to the extent necessary to pay in full in cash all First Priority Secured Obligations in accordance with their terms. In the event the Second Priority Secured Parties fail to provide any endorsement, as contemplated by the immediately preceding sentence, the First Priority Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable). Upon indefeasible payment in full in cash of all First Priority Secured Obligations and Discharge of the First Priority Secured Obligations, any remaining proceeds of Collateral shall be delivered to the Second Priority Collateral Agent for application to the Second Priority Secured Obligations in accordance with
Section 12, except as otherwise required pursuant to applicable law.

            (h) The First Priority Collateral Agent (subject to the proviso below) shall have the right in accordance with applicable laws and this Agreement to enforce the provisions of this Agreement (i) by judicial proceedings for the enforcement of the Liens on the Collateral, (ii) by the sale of the Collateral or any part thereof, (iii) otherwise by the exercise of the power of entry or sale or other right granted under this Agreement or (iv) by taking any other enforcement action against, or exercising any other remedies with respect to, the Collateral; provided that the Second Priority Secured Parties shall not have any of the rights or powers specified above in this clause (e) until the Discharge of First Priority Secured Obligations has occurred, whereupon the Required Second Lien Lenders shall have the exclusive right to act on behalf of the Second Lien Secured Parties to exercise the rights or powers specified in this Section 15(h). Except as the same relates to the Collateral or as otherwise expressly prohibited by this Agreement, the Lenders may exercise any right or power, enforce any remedy, give any direction, consent or waiver or make any determination, under or in respect of any provision of any Loan Documents to which it is a party.

            (i) The provisions of this Section 15 are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties on the one hand and the Second Priority Secured Parties on the other hand. Pledgor shall not have any rights under this Section 15. Nothing contained in this Section 15 or elsewhere in this Agreement is intended to or shall impair the obligations of the Pledgor hereunder, which are absolute and unconditional.

            (j) The Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, hereby acknowledges and agrees that (i) the Second Priority Secured Parties' claims against Pledgor in respect of the Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Secured Parties against Pledgor in respect of the Collateral and (ii) the First Priority Secured Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, receivership, reorganization or similar proceeding of any Loan Party at the rate provided for in the Credit Agreement or the applicable Hedging Agreement, as the case may be, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action and (iii) notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to secure the First Priority Secured Obligations and the Second Priority Secured Obligations, and notwithstanding the provisions of the UCC or any other applicable law or decision, or any other circumstance whatsoever, the First Priority Secured Obligations shall be secured by a first, prior, senior and continuing Lien on all of the Collateral and any Lien on all or any part of the Collateral now or hereafter securing the Second Priority Secured Obligations, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Collateral granted to secure the First Priority Secured Obligations.. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Pledgor in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, hereby acknowledges and agrees that all distributions pursuant to Section 12 or otherwise shall be made as if there were separate classes of senior and junior secured claims against Pledgor in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Collateral Agent on behalf of the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization, receivership or similar proceeding) before any distribution is made in respect of the claims held by the Second Priority Collateral Agent, on behalf of the Second Priority Secured Parties, with the Second Priority Collateral Agent, on behalf of each of the Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the holders of the First Priority Secured Obligations all amounts otherwise received or receivable by the Second Priority Secured Parties to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Second Priority Secured Parties).

            SECTION 16. Waivers; Amendment. (a) No failure or delay of the Applicable Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Applicable Collateral Agent hereunder are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the First Priority Collateral Agent, the Second Priority Collateral Agent and the Pledgor with respect to which such waiver, amendment or modification is to apply. The First Priority Collateral Agent is authorized without the consent of any other First Priority Secured Party to enter into an amendment or supplement to this Agreement with respect to the First Priority Secured Obligations as contemplated by Section 5.12(b) of the Credit Agreement. The Second Priority Collateral Agent is authorized to enter into an amendment or supplement to this Agreement with respect to the Second Priority Secured Obligations (x) without the consent of any other Second Priority Secured Party as contemplated by
Section 9.01 of the Indenture and (y) with the consent of the Second Priority Secured Parties as contemplated by Section 9.02 of the Indenture. Sections 9.01 and 9.02 of the Indenture and the defined terms set forth in Article I thereof are specifically incorporated herein by reference with the same force and effect as if the same were set forth in this Agreement in full.

            SECTION 17. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Applicable Collateral Agent if the Applicable Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Applicable Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Pledgor recognizes that in light of such restrictions and limitations the Applicable Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will represent and agree, among other things, to acquire such Pledged Securities for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Applicable Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Applicable Collateral Agent, in its sole and absolute discretion (but subject to the other provisions of this Agreement), (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in each case, in accordance with mandatory provisions of applicable law. Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Applicable Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Applicable Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 17 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Applicable Collateral Agent sells.

            SECTION 18. Registration, etc. Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Applicable Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Applicable Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute, file and/or cause to become effective such documents as are required or advisable in the reasonable opinion of counsel for the Applicable Collateral Agent to permit the public sale of such Pledged Securities in accordance with applicable law. Pledgor further agrees to or to cause each such issuer to indemnify, defend and hold harmless the Applicable Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons (collectively, "indemnitees") from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Applicable Collateral Agent of legal counsel) and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to Pledgor or the issuer of such Pledged Securities by the Applicable Collateral Agent or any other Secured Party expressly for use therein. Pledgor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Applicable Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Pledgor will or will cause the applicable issuer to bear all costs and expenses of carrying out its obligations under this Section 18. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 18 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 18 may be specifically enforced.

            SECTION 19. Termination or Release. (a) This Agreement (including, without limitation, Section 14 hereof) and the security interests granted hereby
(i) shall terminate when all the Secured Obligations have been indefeasibly paid in full, the Lenders have no further commitment to lend under the Credit Agreement or to issue or participate in Letters of Credit and the LC Exposure has been reduced to zero (at which time each Collateral Agent shall, if requested by Pledgor, execute and deliver to Pledgor, at Pledgor's expense, all UCC termination statements and other documents which such Pledgor shall reasonably request to evidence such termination) and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Secured Obligation is rescinded or must otherwise be restored by Secured Party upon any bankruptcy or reorganization of Pledgor or otherwise. Notwithstanding the foregoing, the Guarantee pursuant to Section 3 hereunder shall be subject to termination and discharge under the circumstances described in Section 14.03(b) of the Indenture. Section 14.03(b) of the Indenture and the defined terms set forth in Article I thereof are specifically incorporated herein by reference with the same force and effect as if the same were set forth in this Agreement in full. Any execution and delivery of termination statements or documents pursuant to this Section 19(a) shall be without recourse to or warranty by the Applicable Collateral Agent.

            (b) In connection with any termination or release pursuant to paragraph (a) or (b), the Applicable Collateral Agent shall execute and deliver to Pledgor, at Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 19 shall be without recourse to or warranty by the Applicable Collateral Agent.

            SECTION 20. Notices. All communications and notices hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a)   if to the Pledgor, to it at :

                  c/o Homebase Acquisition, LLC
                  121 South 17th Street
                  Mattoon, IL 61938
                  Attention: Steven Childers
                  Telecopy No. (217) 223-9934
                  Email: steve.childers@consolidated.com

                  with a copy to:

                  Richard A. Lumpkin
                  121 South 17th Street
                  Mattoon, IL 61938
                  Telecopy No. (217) 234-9934
                  Email: Richard.lumpkin@consolidated.com

                  Robert J. Currey
                  121 South 17th Street
                  Mattoon, IL 61938
                  Telecopy No. (217) 234-9934
                  Email: Bob.currey@consolidated.com

                  Providence Equity
                  50 Kennedy Plaza
                  Providence, RI 02903

                  Attention: Mark Noble
                  Telecopy No. (401) 751-1790
                  Email: m.noble@provequity.com

                  Spectrum Equity
                  One International Place, 29th Floor
                  Boston, MA 02110
                  Attention: Jim Quagliaroli
                  Telecopy No. (617) 464-4601
                  Email: jim@spectrumequity.com

                  King & Spalding LLP
                  1185 Avenue of the Americas
                  New York, NY 10036
                  Attention: John Graham, Esq.
                  Telecopy No. (212) 556-2222
                  Email: jgraham@kslaw.com

                  Edwards & Angell
                  101 Federal St.
                  Boston, MA 02110
                  Attention: John Casais, Esq.
                  Telecopy No. (617) 439-4170
                  Email: jcasais@edwardsangell.com

            (b)   If to the First Priority Collateral Agent, to it at:

                  Citicorp North America, Inc.
                  2 Penn's Way, Suite 110
                  New Castle, DE 19720
                  Attention: Elizabeth Wier
                  Telecopy No. (302) 994-0961
                  Email: Elizabeth.j.wier@citigroup.com

                  with a copy to:

                  Cahill Gordon & Reindel LLP
                  80 Pine Street
                  New York, NY 10005
                  Attention: Jonathan A. Schaffzin, Esq.
                  Telecopy No. (212) 269-5420
                  Email: jschaffzin@cahill.com

            (c)   If to the Second Priority Collateral Agent, to it at:

                  Wells Fargo Bank, N.A.
                  213 Court Street, Suite 703
                  Middletown, CT 06457
                  Attention: Joseph O'Donnell
                  Telecopy No. (860) 704-6219
                  Email: joe.o'donnell@wellsfargo.com

                  with a copy to:

                  Cahill Gordon & Reindel LLP
                  80 Pine Street
                  New York, NY 10005
                  Attention: Gary A. Brooks, Esq.
                  Telecopy No. (212) 269-5420
                  Email: gbrooks@cahill.com

            SECTION 21. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Applicable Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Applicable Collateral Agent its rights and remedies hereunder.

            SECTION 22. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, any other Loan Document, the Indenture or the Notes shall be considered to have been relied upon by the Applicable Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, the Lenders' issuance of and participations in Letters of Credit, and the issuance and sale of the Notes regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

            (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed that this Agreement shall create separate security interests in the Collateral securing the Secured Obligations, as provided in Sections 4 and 5, and that any determination by any court with jurisdiction that the security interest securing any Secured Obligation or class of Secured Obligations is invalid for any reason shall not in and of itself invalidate the security interest securing any other Obligations hereunder.

            SECTION 23. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 25. Rules of Interpretation. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 26. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the other Loan Documents, the Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court referred to above. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that the Applicable Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the other Loan Documents, the Indenture or the Notes against Pledgor or its properties in the courts of any jurisdiction.

            (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents, the Indenture or the Notes in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 20. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN

CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 28. Execution of Financing Statements. Pursuant to Section 9-509 of the UCC, Pledgor authorizes the First Priority Collateral Agent and the Second Priority Collateral Agent to file financing statements with respect to the Collateral without the signature of Pledgor in such form and in such filing offices as the First Priority Collateral Agent and the Second Priority Collateral Agent reasonably determine appropriate to perfect the security interests under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            SECTION 29. Resignation of the Second Priority Collateral Agent. If the Trustee under the Indenture resigns or is removed at any time pursuant to
Section 7.10 of the Indenture, it shall be deemed to have simultaneously resigned as the Second Priority Collateral Agent hereunder. Any replacement trustee appointed pursuant to the Indenture shall be deemed to be the replacement Second Priority Collateral Agent hereunder.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             HOMEBASE ACQUISITION, LLC

                                             By: /s/ Robert J.Currey
                                                 -------------------------------
                                                 Name:    Robert J. Currey
                                                 Title:   President
                                                 Address: 121 South 17th Street
                                                          Mattoon, IL 61938

                                        CITICORP NORTH AMERICA, INC.,
                                        as First Priority Collateral Agent

                                        By: /s/ Caesar Wyszomirski
                                            -----------------------------------
                                            Name:    Caesar Wyszomirski
                                            Title:   Director
                                            Address: 2 Penn's Way, Suite 110
                                                     New Castle, DE 19720

                                        WELLS FARGO BANK, N.A.
                                        as Second Priority Collateral Agent,

                                        By: /s/ Joseph P. O'Donnell
                                            -----------------------------------
                                            Name:    Joseph P. O'Donnell
                                            Title:   Assistant Vice President
                                            Address: 213 Court Street, Suite 703
                                                     Middletown, CT 06457

                                                                   Schedule I to
                                                  Pledge and Guarantee Agreement

SUBSIDIARIES

                ENTITY                                        ADDRESS
                ------                                        -------
Consolidated Communications, Inc.                      121 South 17th Street
                                                       Mattoon, Illinois 61938

Consolidated Communications Acquisition                121 South 17th Street
Texas, Inc.                                            Mattoon, Illinois 61938

Consolidated Communications Texas                      121 South 17th Street
Holdings, Inc.                                         Mattoon, Illinois 61938

Consolidated Communications Illinois                   121 South 17th Street
Holdings, Inc.                                         Mattoon, Illinois 61938

Consolidated Communications Market                     121 South 17th Street
Response, Inc.                                         Mattoon, Illinois 61938

Consolidated Communications Public                     121 South 17th Street
Services, Inc.                                         Mattoon, Illinois 61938

Consolidated Communications Operator                   121 South 17th Street
Services, Inc.                                         Mattoon, Illinois 61938

Consolidated Communications Mobile                     121 South 17th Street
Services, Inc.                                         Mattoon, Illinois 61938

Consolidated Communications Business                   121 South 17th Street
Systems, Inc.                                          Mattoon, Illinois 61938

Consolidated Communications Network                    121 South 17th Street
Services, Inc.                                         Mattoon, Illinois 61938

Illinois Consolidated Telephone Company                121 South 17th Street
                                                       Mattoon, Illinois 61938

TXU Communications Ventures Company                    300 Decker Drive
                                                       Irving, Texas 75062

TXU Communications Services Company                    300 Decker Drive
                                                       Irving, Texas 75062

TXU Communications Transport Company                   300 Decker Drive
                                                       Irving, Texas 75062

TXU Communications Telecom Services                    300 Decker Drive
Company                                                Irving, Texas 75062

Fort Bend Telephone Company                            300 Decker Drive
                                                       Irving, Texas 75062

TXU Communications Telephone Company                   300 Decker Drive
                                                       Irving, Texas 75062

Fort Bend Wireless Company                             300 Decker Drive
                                                       Irving, Texas 75062

TelCon, Inc.                                           300 Decker Drive
                                                       Irving, Texas 75062

FBCIP, Inc.                                            300 Decker Drive
                                                       Irving, Texas 75062

Fort Bend Cellular, Inc.                               300 Decker Drive
                                                       Irving, Texas 75062

East Texas Fiber Line Incorporated                     300 Decker Drive
                                                       Irving, Texas 75062

                                                              Schedule II to the
                                                  Pledge and Guarantee Agreement

                                  PLEDGED STOCK

                        NUMBER                           NUMBER AND          PERCENTAGE
                          OF         REGISTERED       CLASS OF SHARES/           OF
    ISSUER           CERTIFICATE        OWNER         TYPE OF INTEREST    SHARES/INTERESTS
------------------   -----------   --------------     ----------------    ----------------
  Consolidated          C-1           Homebase          1,000 shares           100%
 Communications                    Acquistion LLC      common stock,
 Texas Holdings,                                      par value $0.01
      Inc.                                               per share

  Consolidated            3           Homebase          1,000 shares           100%
  Communications                   Acquistion LLC      common stock,
Illinois Holdings,                                    par value $0.01
      Inc.                                               per share